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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 _____________

                                    FORM 8-K
                                 _____________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 12, 2003


                           PER-SE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                       000-19480               58-1651222
(State or other jurisdiction    (Commission File Number)     (IRS Employer
    of incorporation)                                       Identification No.)





               2840 MT. WILKINSON PARKWAY, ATLANTA, GEORGIA 30339
                    (Address of Principal Executive Offices)

                                 (770) 444-5300
              (Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

    (c) Exhibits.

           The following exhibit is filed herewith:

Exhibit                                   Description
-------                                   -----------
99.1                                      Press Release, dated August 12, 2003.



ITEM 9. REGULATION FD DISCLOSURE

     On August 12, 2003, Per-Se Technologies, Inc., a Delaware corporation ("Per-Se" or the "Registrant"), issued a press release announcing that it will offer to purchase for cash any and all of its Series B 9-1/2% Senior Notes due 2005 (the "Notes"), as guaranteed by certain of its subsidiaries. Per-Se also announced that it has simultaneously called $30 million of the Notes at the current redemption price plus accrued and unpaid interest. Approximately $160 million of the original principal amount of the Notes presently remain outstanding. A copy of the press release is attached hereto as Exhibit 99.1.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2003                              PER-SE TECHNOLOGIES, INC.

                                             By:  /s/ Paul J. Quiner
                                                 -----------------------
                                                 Paul J. Quiner
                                                 Senior Vice President,
                                                 General Counsel and Secretary

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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
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99.1        Press Release, dated August 12, 2003.